UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2007

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5000 South Broad St, Philadelphia PA	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2007, the Company promoted Mr. Glen Senk to Chief Executive Officer (“CEO”). As CEO, Glen will oversee the Company’s three current operating brands as well as its shared service functions and corporate staff. Mr. Senk, 50, has served as President of Anthropologie, Inc. since April 1994. Mr. Senk was named Executive Vice President of the Company in May 2002, assumed responsibility for the Company’s Free People division in May 2003 and was elected to the Board of Directors in June 2004. Prior to joining the Company, Mr. Senk was Senior Vice President and General Merchandise Manager of Williams-Sonoma, Inc. and Chief Executive of the Habitat International Merchandise and Marketing Group in London, England. Mr. Senk began his retail career at Bloomingdale’s, where he served in a variety of roles including Managing Director of Bloomingdale’s By Mail. Mr. Senk serves as a director of Bare Escentuals, Inc. Richard Hayne will continue as Chairman and President and will oversee Board related matters, set strategic goals and objectives in consultation with the CEO and with the approval of the Board of Directors, and will oversee the launch of new concepts.

Item 9.01	Financial Statements and Exhibits.

None.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: May 24, 2007	By:	/s/ John E. Kyees
John E. Kyees
Chief Financial Officer

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